Exhibit 11
                             DETECTION SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)

    Three Months Ended September 30,                   1999              1998
                                                       ----              ----

    Net income                                       $1,501            $1,230
                                                      =====             =====
    Weighted average number of shares                 6,348             6,324
                                                      =====             =====
    Basic earnings per share                          $0.24             $0.19
                                                      =====             =====
    Shares attributable to deferred
     compensation plans and stock

     options and warrants                               490               515
                                                       ====              ====
    Diluted earnings per share:                       $0.22             $0.18
                                                       ====              ====



    Six Months Ended September 30,                     1999              1998
                                                       ----              ----

    Net income                                       $2,922            $2,062
                                                      =====             =====
    Weighted average number of shares                 6,363             6,307
                                                      =====             =====
    Basic earnings per share                          $0.46             $0.33
                                                      =====             =====
    Shares attributable to deferred
     compensation plans and stock

     options and warrants                               476               523
                                                       ====              ====
    Diluted earnings per share:                       $0.43             $0.30
                                                       ====              ====